                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 13, 1998







                               TRIDEX CORPORATION
                               ------------------
             (Exact name of registrant as specified in its charter)



        Connecticut                  1-5513                  06-0682273
        -----------                  ------                  ----------
(State or other jurisdiction    (Commission File          (I.R.S. Employer
     of incorporation)               Number)             Identification No.)



               61 Wilton Road, Westport, CT                    06880
               ----------------------------                    -----
         (Address of principal executive offices)            (Zip Code)



                                 (203) 226-1144
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         On June 15th, 1998 Tridex Corporation ("Tridex") announced having signed on June 13, 1998 a Letter of Intent dated as of June 12, 1998 with Sulcus Hospitality Technologies Corporation ("Sulcus") to merge the operations and businesses of the two companies to form a new entity. Under the terms of the proposed transaction it is anticipated that Tridex and Sulcus stockholders as a group will each own 50% of the outstanding capital stock of the combined entity. This new company will have an initial Board of Directors consisting of nine persons, five of whom will be designated by Tridex and four of whom will be designated by Sulcus. It is also anticipated that, upon the closing, Seth Lukash, currently Chairman and CEO of Tridex, will be designated as co-Chairman and will become CEO of the new company and Leon Harris, who is currently Chairman and CEO of Sulcus, will be designated as co-Chairman and become President and Chief Operating Officer of the new company. Consummation of the transaction is subject to, among other things, completion of due diligence by both companies, entry into a satisfactory definitive merger agreement, approval by each company's stockholders and certain regulatory approvals.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)      Financial Statements of Business Acquired.

                   Not applicable.

          (b)      Pro Forma Financial Information.

                   Not applicable.

          (c)      Exhibits.

                   99.1 Letter of Intent, dated June 12, 1998 and acknowledged June 13, 1998

                   99.2     Press Release, dated June 15, 1998

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     TRIDEX CORPORATION




Date:  June 25, 1998                 By:   /s/ George T. Crandall
                                         ---------------------------------------
                                              George T. Crandall
                                              Vice President, Treasurer,
                                              Controller and Secretary

                                          EXHIBIT INDEX


    EXHIBIT                               DESCRIPTION                                                    PAGE
      99.1        Letter of Intent, dated June 12, 1998 and acknowledged June 13, 1998                     5

      99.2        Press Release, dated June 15, 1998                                                       11


